CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 for Protea Biosciences Group, Inc. (the “Company”), of our report dated March 27, 2013, relating to the December 31, 2012 and 2011 financial statements of the Company, which appears in such prospectus. We also consent to the reference to us under the headings “Changes In and Disagreements with Accountants on Accounting and Financial Disclosure” and “Experts”.

Malin, Bergquist & Company, LLP

Pittsburgh, PA

January 13, 2014